Exhibit 99.1

OpenWorld and VerifyMe Complete Business Combination, Establish Leading Tokenization Platform for Digitization of Real-World Assets

Effective at market open on October 1, 2026, OpenWorld will trade on NASDAQ as “OPNW”

Digital assets veteran Matthew Shaw to lead combined company as Chairman and Chief Executive Officer as it advances institutional-grade real-world asset tokenization

LAS VEGAS--(BUSINESS WIRE)--OpenWorld, Inc. (“OpenWorld” or the “Company”) an innovation company advancing global real-world asset tokenization, today announced the completion of its business combination with VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe”) Effective October 1, 2026, the combined company will change its name to “OpenWorld, Inc.” In connection with the name change, the Company’s common stock is expected to begin trading on NASDAQ under the ticker symbol “OPNW” at market open on October 1, 2026. OpenWorld also intends to pursue a dual listing on Figure OPEN, a blockchain-based trading platform, which the Company expects to have live by November 2026.

“At VerifyMe, our primary objective has always been to create market value for our shareholders, and this merger represents the clearest path to achieving that objective,” said Adam Stedham, former Chief Executive Officer of VerifyMe. “With OpenWorld’s real-world asset tokenization capabilities, we can provide our shareholders direct exposure to a business with a far larger opportunity ahead than we could have pursued independently.”

OpenWorld is building the infrastructure to bring real-world assets on-chain, helping transform the cash flows of operating businesses and physical assets into investable, transparent financial products. Through OpenWorld Enterprise, the Company combines financial structuring and blockchain infrastructure to support the development, issuance, and distribution of tokenized real-world assets for institutional investors.

“Tokenizing the cash flows of some of the world’s most dynamic businesses has the potential to dramatically shift how companies finance their operations and how investors access yield,” said Matthew Shaw, Chief Executive Officer. “We believe bringing OpenWorld’s platform to a broader set of investors as a publicly traded company is a significant milestone in the path to more accessible global markets.”

CEO and Chairman, Matthew Shaw and Group President, Russ McMeekin bring complementary leadership expertise to OpenWorld, with Mr. Shaw having co-founded multiple technology and crypto companies and serving as a director on several tier-1 token projects, and Mr. McMeekin having spent more than a decade as a senior executive at Honeywell International, including as President of its Internet and Advanced Software business.

Advisors

Maxim Group LLC is serving as the exclusive financial advisor to OpenWorld.

Latham & Watkins LLP is serving as counsel to OpenWorld.

Harter Secrest & Emery LLP is serving as counsel to VerifyMe.

About OpenWorld

OpenWorld is a technology-powered digital assets and blockchain innovation company that co-architects and takes principal positions in enterprise blockchain initiatives alongside sovereign governments, institutional partners, and major enterprises. Since its founding in 2023, OpenWorld has advised on projects representing over $66 billion in aggregate network value and supported more than 20 companies backed by leading global venture firms, including a16z, Multicoin Capital, Dragonfly, and Founders Fund. OpenWorld’s capabilities span real-world asset tokenization, stablecoin infrastructure, capital markets advisory, governance structuring, and public markets strategy, with active engagements across the Gulf, Europe, Australia, and Southeast Asia. To learn more, visit openworld.dev

About VerifyMe, Inc.

VerifyMe provides specialized logistics for time and temperature-sensitive products, as well as brand protection and enhancement solutions. To learn more, visit https://www.verifyme.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “believes,” “continue,” “expect,” “plan,” “could,” “commence,” “may,” “will,” “should,” “potential,” and other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding, whether the combined company’s equity securities will be successfully tokenized on Figure OPEN and the anticipated benefits thereof; the expected name and trading symbol of the combined company; the integration of the businesses of VerifyMe and OpenWorld; the anticipated benefits, costs and accounting treatment of the merger; the development, commercialization and regulatory treatment of tokenized real-world assets and blockchain infrastructure; the combined company’s ability to maintain its Nasdaq listing; future revenue, profitability, liquidity and capital needs; the availability of financing following termination of the GEM financing arrangements; the value, liquidity, custody and regulatory treatment of digital assets; customer concentration; cybersecurity and third-party service providers. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to realize expected benefits of the Merger; transaction and public-company costs; changes in laws, regulations or regulatory interpretations affecting digital assets, tokenization, securities, commodities, money transmission, sanctions or privacy; volatility and illiquidity in digital asset markets; concentration of customers and revenue; dependence on key personnel and third-party providers; cybersecurity incidents; accounting judgments, purchase-price allocation and internal-control matters; the Company’s ability to obtain financing and satisfy Nasdaq requirements; and the risks and uncertainties identified under any documents OpenWorld has or may file with the SEC from time to time.

OpenWorld cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read OpenWorld’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements speak only as of the date of this document, and OpenWorld undertakes no obligation to update or revise any of these statements except as required by applicable law. OpenWorld’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should consider these risks and uncertainties.

Contacts

IR@verifyme.com

Media
Gasthalter & Co.
Phone: (212) 257-4170
Email: openworld@gasthalter.com